Exhibit 99.1

NEW FRONTIER MEDIA ANNOUNCES IT REGAINED COMPLIANCE

WITH APPLICABLE NASDAQ LISTING STANDARDS

BOULDER, CO, July 23, 2012 — New Frontier Media, Inc. (NasdaqGS: NOOF), a leading provider of transactional television services and distributor of general motion picture entertainment, today announced that it received on July 20, 2012 a letter from the Nasdaq Stock Market LLC (Nasdaq) confirming that the company had regained compliance with the Nasdaq’s applicable listing standards when it, on July 19, 2012, filed its Annual Report on Form 10-K for its fiscal year ended March 31, 2012 with the Securities and Exchange Commission (the Commission).  As a result of the filing, the Nasdaq confirmed that the compliance matter was closed.  On July 17, 2012, the company originally received a letter from the Nasdaq stating that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to file timely with the Commission its Annual Report on Form 10-K for its fiscal year ended March 31, 2012. The Form 10-K was required to be filed by the registrant on July 16, 2012 to be timely filed with the Commission. To the company’s knowledge, no further action is required with respect to this matter in order to remain uninterrupted its listing on the Nasdaq Stock Market.

About New Frontier Media, Inc.

The company is a provider of transactional television services and a distributor of general motion picture entertainment. Its Transactional TV segment distributes adult content to cable and satellite providers who then distribute the content to retail consumers via video-on-demand (VOD) and pay-per-view (PPV) technology. Programming originates from the company’s state of the art digital broadcast infrastructure in Boulder, Colorado.  It obtains its programming primarily by licensing content distribution rights from movie studios, and it distributes new and unique programming in order to provide consumers with an exceptional viewing experience.

Its Film Production segment is a distributor of mainstream and erotic films.  The films are distributed to cable and satellite operators, premium movie channel providers and other content distributors.  The company acts as a sales agent for mainstream films and produces erotic films.  The segment also periodically provides contract film production services to major Hollywood studios.

The company is headquartered in Boulder, Colorado, and its common stock is listed on the Nasdaq Global Select Market under the symbol “NOOF.” For more information about New Frontier Media, Inc., contact Grant Williams, Chief Financial Officer, at (303) 444-0900, extension 2185, gwilliams@noof.com, and please visit our web site at www.noof.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements.  In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the company’s continued listing on the Nasdaq Stock Market.  Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks detailed in the company’s filings with the Securities and Exchange Commission, including its most recent periodic and current reports.  The company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.